Exhibit 99.1
Sonos Reports Second Quarter Fiscal 2024 Results
Company reports solid first half, on-track to achieve Fiscal 2024 guidance

Santa Barbara, CA – May 7, 2024 - Sonos, Inc. (Nasdaq: SONO) today reported second quarter fiscal 2024 results.

“Thanks to the hard work of our team, and the strength of our brand and product portfolio, we delivered results that slightly exceeded our expectations in our second quarter despite the challenging environment,” Sonos CEO Patrick Spence commented. “Today marks the launch of our completely reimagined Sonos app, which is our most extensive app redesign ever. This is a major step in enabling our multi-year product cycle and sets us up well for the launch of our highly anticipated new product later this quarter.”

“Our Q2 results show our commitment to execution. With a solid first half behind us, we are well positioned to deliver on our Fiscal 2024 guidance,” said Sonos CFO Saori Casey.

Second Quarter Fiscal 2024 Financial Highlights (unaudited)
●Revenue of $252.7 million
●Gross margin of 44.3%
●GAAP net loss of ($69.7) million, GAAP diluted loss per share (EPS) of ($0.56)
●Non-GAAP net loss1 of ($42.1) million, Non-GAAP diluted EPS1 of ($0.34)
●Adjusted EBITDA1 of ($33.6) million

Notes:
(1) Non-GAAP net loss/Non-GAAP diluted loss per share (EPS) and Adjusted EBITDA exclude stock-based compensation, legal and transaction related fees, amortization of intangibles, and restructuring and abandonment costs. See “Use of Non-GAAP Measures” and reconciliations to GAAP measures below.

Maintaining our Fiscal 2024 Outlook
	Low end	Midpoint	High end
Revenue ($ million)	1,600	1,650	1,700
% y/y	-3%	0%	3%
% y/y - constant currency	-3%	0%	3%

Gross margin - GAAP	45.0%	45.5%	46.0%
Adjustments⁽¹⁾	0.4%	0.4%	0.4%
Gross margin - Non-GAAP⁽¹⁾	45.4%	45.9%	46.4%

Adjusted EBITDA ($ million)	150	165	180
Adjusted EBITDA margin	9.4%	10.0%	10.6%

Notes:
(1) Non-GAAP gross margin excludes approximately $7 million (0.4% of revenue) of stock-based compensation and amortization of intangible assets included in GAAP gross margin

Supplemental Earnings Presentation

The company has posted a supplemental earnings presentation accompanying its second quarter fiscal 2024 results to the Earnings Reports section of its investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports.

Conference Call, Webcast and Transcript
The company will host a webcast of its conference call and Q&A related to its second quarter fiscal 2024 results on May 7, 2024, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Participants may access the live webcast in listen-only mode on the Sonos investor relations website at https://investors.sonos.com/news-and-events/default.aspx.
The conference call may also be accessed by dialing (888) 330-2454 with conference ID 8641747. Participants outside the U.S. can access the call by dialing (240) 789-2714 using the same conference ID.
An archived webcast of the conference call and a transcript of the company’s prepared remarks and Q&A session will also be available at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports following the call.

Consolidated Statements of Operations and Comprehensive (Loss) Income
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Revenue	$ 252,662	$ 304,173	$ 865,531	$ 976,752
Cost of revenue	140,624	172,555	470,815	560,078
Gross profit	112,038	131,618	394,716	416,674
Operating expenses
Research and development	80,322	80,785	159,557	157,726
Sales and marketing	61,835	63,621	145,785	142,317
General and administrative	40,841	44,438	80,639	87,553
Total operating expenses	182,998	188,844	385,981	387,596
Operating (loss) income	(70,960)	(57,226)	8,735	29,078
Other income, net
Interest income	3,933	3,181	7,008	5,149
Interest expense	(122)	(152)	(227)	(311)
Other (loss) income, net	(3,303)	(2,832)	6,971	20,745
Total other income, net	508	197	13,752	25,583
(Loss) income before (benefit from) provision for income taxes	(70,452)	(57,029)	22,487	54,661
(Benefit from) provision for income taxes	(743)	(26,377)	11,249	10,124
Net (loss) income	$ (69,709)	$ (30,652)	$ 11,238	$ 44,537

Net (loss) income attributable to common stockholders:
Basic and diluted	$ (69,709)	$ (30,652)	$ 11,238	$ 44,537

Net (loss) income per share attributable to common stockholders:
Basic	$ (0.56)	$ (0.24)	$ 0.09	$ 0.35
Diluted	$ (0.56)	$ (0.24)	$ 0.09	$ 0.34

Weighted-average shares used in computing net (loss) income per share attributable to common stockholders:
Basic	123,749,605	127,952,875	124,465,661	127,582,560
Diluted	123,749,605	127,952,875	128,206,823	132,834,096

Total comprehensive (loss) income
Net (loss) income	(69,709)	(30,652)	11,238	44,537
Change in foreign currency translation adjustment	(85)	4,542	(948)	(2,684)
Net unrealized loss on marketable securities	(26)	—	(26)	—
Comprehensive (loss) income	$ (69,820)	$ (26,110)	$ 10,264	$ 41,853

Consolidated Balance Sheets
(unaudited, in thousands, except par values)
	As of
	March 30, 2024	September 30, 2023
Assets
Current assets:
Cash and cash equivalents	$ 245,962	$ 220,231
Marketable securities	45,598	-
Accounts receivable, net	69,725	67,583
Inventories	179,545	346,521
Prepaids and other current assets	42,077	25,296
Total current assets	582,907	659,631
Property and equipment, net	88,236	87,075
Operating lease right-of-use assets	51,594	48,918
Goodwill	81,303	80,420
Intangible assets, net
In-process research and development	71,235	69,791
Other intangible assets	17,243	20,218
Deferred tax assets	1,638	1,659
Other noncurrent assets	31,459	34,529
Total assets	$ 925,615	$ 1,002,241

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 121,497	$ 187,981
Accrued expenses	72,241	89,717
Accrued compensation	38,470	22,079
Deferred revenue, current	20,692	20,188
Other current liabilities	50,317	34,253
Total current liabilities	303,217	354,218
Operating lease liabilities, noncurrent	51,984	54,956
Deferred revenue, noncurrent	62,616	60,650
Deferred tax liabilities	9,972	9,846
Other noncurrent liabilities	3,822	3,914
Total liabilities	431,611	483,584

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value	128	130
Treasury stock	(77,996)	(72,586)
Additional paid-in capital	577,840	607,345
Accumulated deficit	(1,550)	(12,788)
Accumulated other comprehensive loss	(4,418)	(3,444)
Total stockholders’ equity	494,004	518,657
Total liabilities and stockholders’ equity	$ 925,615	$ 1,002,241

Consolidated Statements of Cash Flows
(unaudited, dollars in thousands)
	Six Months Ended
	March 30, 2024	April 1, 2023
Cash flows from operating activities
Net income	$ 11,238	$ 44,537
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,121	22,845
Restructuring and abandonment charges	266	4,846
Stock-based compensation expense	43,031	41,220
Provision for inventory obsolescence	5,293	10,059
Other	2,188	3,173
Deferred income taxes	(31)	1,358
Foreign currency transaction gains	(3,441)	(14,126)
Changes in operating assets and liabilities:
Accounts receivable	(2,793)	16,932
Inventories	161,683	118,032
Other assets	(15,169)	5,481
Accounts payable and accrued expenses	(89,151)	(186,194)
Accrued compensation	16,040	6,108
Deferred revenue	1,857	(4,484)
Other liabilities	10,025	(463)
Net cash provided by operating activities	164,157	69,324
Cash flows from investing activities
Purchases of marketable securities	(45,280)	—
Purchases of property and equipment	(16,263)	(23,403)
Net cash used in investing activities	(61,543)	(23,403)
Cash flows from financing activities
Payments for repurchase of common stock	(76,250)	(30,054)
Proceeds from exercise of stock options	11,905	17,584
Payments for repurchase of common stock related to shares withheld for tax in connection with vesting of restricted stock units	(13,242)	(18,199)
Net cash used in financing activities	(77,587)	(30,669)
Effect of exchange rate changes on cash and cash equivalents	704	4,766
Net increase in cash and cash equivalents	25,731	20,018
Cash and cash equivalents
Beginning of period	220,231	274,855
End of period	$ 245,962	$ 294,873
Supplemental disclosure
Cash paid for interest	$ 134	$ 330
Cash paid for taxes, net of refunds	$ 12,247	$ 6,399
Cash paid for amounts included in the measurement of lease liabilities	$ 6,670	$ 7,219
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses	$ 7,582	$ 8,393
Right-of-use assets obtained in exchange for new operating lease liabilities	$ 7,637	$ 711

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Gross Profit
(unaudited, in thousands, except percentages)
	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Reconciliation of GAAP cost of revenue
GAAP cost of revenue	$ 140,624	$ 172,555	$ 470,815	$ 560,078
Stock-based compensation expense	686	581	1,340	1,151
Amortization of intangibles	973	973	1,945	2,158
Non-GAAP cost of revenue	$ 138,965	$ 171,001	$ 467,530	$ 556,769

Reconciliation of GAAP gross profit
GAAP gross profit	$ 112,038	$ 131,618	$ 394,716	$ 416,674
Stock-based compensation expense	686	581	1,340	1,151
Amortization of intangibles	973	973	1,945	2,158
Non-GAAP gross profit	$ 113,697	$ 133,172	$ 398,001	$ 419,983

GAAP gross margin	44.3%	43.3%	45.6%	42.7%
Non-GAAP gross margin	45.0%	43.8%	46.0%	43.0%

Reconciliation of Selected Non-GAAP Financial Measures
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Research and Development (GAAP)	$ 80,322	$ 80,785	$ 159,557	$ 157,726
Stock-based compensation	10,419	9,565	19,398	18,716
Amortization of intangibles	496	495	992	990
Restructuring and abandonment costs	-	2,682	323	2,682
Research and Development (Non-GAAP)	$ 69,407	$ 68,043	$ 138,844	$ 135,338

Sales and Marketing (GAAP)	$ 61,835	$ 63,621	$ 145,785	$ 142,317
Stock-based compensation	4,972	4,475	8,787	8,588
Amortization of intangibles	-	-	-	-
Restructuring and abandonment costs	-	1,034	113	1,034
Sales and Marketing (Non-GAAP)	$ 56,863	$ 58,112	$ 136,885	$ 132,695

General and Administrative (GAAP)	40,841	44,438	80,639	87,553
Stock-based compensation	7,596	6,404	13,506	12,765
Legal and transaction related costs	2,395	9,018	6,140	15,307
Amortization of intangibles	24	24	48	48
Restructuring and abandonment costs	6	1,130	138	1,130
Adjusted General and Administrative (Non-GAAP)	$ 30,820	$ 27,862	$ 60,807	$ 58,303

Total Operating Expenses (GAAP)	$ 182,998	$ 188,844	$ 385,981	$ 387,596
Stock-based compensation	22,987	20,444	41,691	40,069
Legal and transaction related costs	2,395	9,018	6,140	15,307
Amortization of intangibles	520	519	1,040	1,038
Restructuring and abandonment costs	6	4,846	574	4,846
Adjusted Operating Expenses (Non-GAAP)	$ 157,090	$ 154,017	$ 336,536	$ 326,336

Total Operating (Loss) Income (GAAP)	$ (70,960)	$ (57,226)	$ 8,735	$ 29,078
Stock-based compensation	23,673	21,025	43,031	41,220

Legal and transaction related costs	2,395	9,018	6,140	15,307
Amortization of intangibles	1,493	1,492	2,985	3,196
Restructuring and abandonment costs	6	4,846	574	4,846
Adjusted Operating (Loss) Income (Non-GAAP)	$ (43,393)	$ (20,845)	$ 61,465	$ 93,647
Depreciation	9,750	10,221	20,136	19,649
Adjusted EBITDA (Non-GAAP)	$ (33,643)	$ (10,624)	$ 81,601	$ 113,296

Reconciliation of Net (Loss) Income to Adjusted EBITDA
(unaudited, dollars in thousands except percentages)
	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
(In thousands, except percentages)
Net (loss) income	$ (69,709)	$ (30,652)	$ 11,238	$ 44,537
Add (deduct):
Depreciation and amortization	11,243	11,713	23,121	22,845
Stock-based compensation expense	23,673	21,025	43,031	41,220
Interest income	(3,933)	(3,181)	(7,008)	(5,149)
Interest expense	122	152	227	311
Other expense (income), net	3,303	2,832	(6,971)	(20,745)
(Benefit from) provision for income taxes	(743)	(26,377)	11,249	10,124
Legal and transaction related costs (1)	2,395	9,018	6,140	15,307
Restructuring and abandonment costs (2)	6	4,846	574	4,846
Adjusted EBITDA	$ (33,643)	$ (10,624)	$ 81,601	$ 113,296
Revenue	$ 252,662	$ 304,173	$ 865,531	$ 976,752
Net (loss) income margin	(27.6)%	(10.1)%	1.3%	4.6%
Adjusted EBITDA margin	(13.3)%	(3.5)%	9.4%	11.6%
(1) Legal and transaction-related costs consist of expenses related to our intellectual property ("IP") litigation against Alphabet and Google, as well as legal and transaction costs associated with our acquisition activity, which we do not consider representative of our underlying operating performance.
(2) Restructuring and abandonment costs for the three and six months ended March 30, 2024 are related to our restructuring plan initiated on June 14, 2023 (the “2023 restructuring plan"). Restructuring and abandonment costs for the three and six months ended April 1, 2023 consist of costs incurred in March 2023 related to abandonment of portions of our office spaces for the remainder of their respective lease terms in support of operational efficiencies. Lease abandonment costs include the impact of the write-off of the associated operating lease right-of-use assets, as well as accelerated depreciation of the related leasehold improvements.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net (Loss) Income
(unaudited, in thousands, except share and per share amounts)
	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Reconciliation of GAAP net (loss) income
GAAP net (loss) income	$ (69,709)	$ (30,652)	$ 11,238	$ 44,537
Stock-based compensation expense	23,673	21,025	43,031	41,220
Legal and transaction related costs	2,395	9,018	6,140	15,307
Amortization of intangibles	1,493	1,492	2,985	3,196
Restructuring and abandonment costs	6	4,846	574	4,846
Non-GAAP net (loss) income	$ (42,142)	$ 5,729	$ 63,968	$ 109,106

Reconciliation of net (loss) income per share
GAAP net (loss) income per share, diluted	$ (0.56)	$ (0.24)	$ 0.09	$ 0.34

Non-GAAP adjustments to net (loss) income per share	0.22	0.28	0.41	0.49
Non-GAAP net (loss) income per share, diluted	$ (0.34)	$ 0.04	$ 0.50	$ 0.82
Weighted-average shares used in GAAP per share calculation, diluted	123,749,605	127,952,875	128,206,823	132,834,096
Weighted-average shares used in non-GAAP per share calculation, diluted	123,749,605	134,165,207	128,206,823	132,834,096
Note: Certain figures may not sum due to rounding

Reconciliation of Cash Flows (Used in) Provided by Operating Activities to Free Cash Flow
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Cash flows (used in) provided by operating activities	$ (111,244)	$ (112,962)	$ 164,157	$ 69,324
Less: Purchases of property and equipment	(10,186)	(8,714)	(16,263)	(23,403)
Free cash flow	$ (121,430)	$ (121,676)	$ 147,894	$ 45,921

Revenue by Product Category
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
(In thousands)
Sonos speakers	$ 187,262	$ 241,180	$ 690,273	$ 780,377
Sonos system products	49,265	44,091	133,826	158,525
Partner products and other revenue	16,135	18,902	41,432	37,850
Total revenue	$ 252,662	$ 304,173	$ 865,531	$ 976,752

Revenue by Geographical Region
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Americas	$ 170,187	$ 196,533	$ 562,627	$ 593,097
Europe, Middle East and Africa	69,356	89,054	261,173	329,494
Asia Pacific	13,119	18,586	41,731	54,161
Total revenue	$ 252,662	$ 304,173	$ 865,531	$ 976,752

Stock-based Compensation
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
(In thousands)
Cost of revenue	$ 686	$ 581	$ 1,340	$ 1,151
Research and development	10,419	9,565	19,398	18,716
Sales and marketing	4,972	4,475	8,787	8,588
General and administrative	7,596	6,404	13,506	12,765
Total stock-based compensation expense	$ 23,673	$ 21,025	$ 43,031	$ 41,220

Amortization of Intangibles
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Cost of revenue	$ 973	$ 973	$ 1,945	$ 2,158
Research and development	496	495	992	990
Sales and marketing	-	-	-	-
General and administrative	24	24	48	48
Total amortization of intangibles	$ 1,493	$ 1,492	$ 2,985	$ 3,196

Use of Non-GAAP Measures
We have provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”), including adjusted EBITDA, adjusted EBITDA margin, free cash flow, non-GAAP gross margin, net income (loss) excluding stock-based compensation, legal and transaction related fees, amortization of intangibles, and restructuring and abandonment costs and diluted earnings (loss) per share excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs. These non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these financial measures to their nearest U.S. GAAP financial equivalents provided in the financial statement tables above. We define Adjusted EBITDA as net income (loss) adjusted to exclude the impact of depreciation and amortization, stock-based compensation expense, interest income, interest expense, other income, income taxes, restructuring and abandonment costs, legal and transaction related fees and other items that we do not consider representative of our underlying operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We define free cash flow as net cash from operations less purchases of property and equipment. We define non-GAAP gross margin as GAAP gross margin, excluding stock-based compensation and amortization of intangible assets. We calculate non-GAAP net income (loss) excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs as net income (loss) less stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs. We calculate non-GAAP diluted earnings (loss) per share excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs as net income (loss) less stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs divided by our number of shares at fiscal year end. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supplemental information about our outlook.

Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our outlook for the fiscal year ending September 28, 2024, our long-term outlook, financial, growth and business strategies and opportunities, growth targets, our product cycle and roadmap, including our anticipated new product launch and the timing thereof, our investments in R&D, profitability and gross margins, the macroeconomic environment, and other factors affecting variability in our financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to: our ability to accurately forecast product demand and effectively forecast and manage owned and channel inventory levels; the impact of global economic, market and political events, including continued inflationary pressures, rising interest rates and, in certain markets, foreign currency exchange rate fluctuations; changes in consumer income and overall consumer spending as a result of economic or political uncertainty or conditions; changes in consumer spending patterns; our ability to successfully introduce new products and services and maintain or expand the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth and business strategies; our ability to compete in the market and maintain or expand market share; our ability to meet product demand and manage any product availability delays; supply chain challenges, including shipping and logistics challenges and component supply-related challenges; our ability to protect our brand and intellectual property; and the other risk factors set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended December 30, 2023 and our other filings filed with the Securities and Exchange Commission (the “SEC”), copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this press release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. Sonos and Sonos product names are trademarks or registered trademarks of Sonos, Inc. All other product names and services may be trademarks or service marks of their respective owners.
About Sonos
Sonos (Nasdaq: SONO) is one of the world’s leading sound experience brands. As the inventor of multi-room wireless home audio, Sonos’ innovation helps the world listen better by giving people access to the content they love and allowing them to control it however they choose. Known for delivering an unparalleled sound experience, thoughtful home design aesthetic, simplicity of use and an open platform, Sonos makes the breadth of audio content available to anyone. Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Investor Contact
James Baglanis
IR@sonos.com

Press Contact
Erin Pategas
PR@sonos.com

Source: Sonos